Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2018, by and among Remora Holdings, LLC, a Delaware limited liability company (“Remora”), Remora Royalties, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the parties listed as Owners on the execution page hereof (collectively, the “Owners” and individually, an “Owner”).

1.    Recitals.

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-226180), the Company has agreed to provide the Owners certain registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

2.    Registration under Securities Act, etc.

2.1.    Registration on Request.

(a)    Concurrently with the expiration of, and from time to time after, the Lock-Up Period, upon the written request of one or more holders of Registrable Securities (a “Registration Request”), requesting that the Company effect the registration under the Securities Act of all or a portion of such holders’ Registrable Securities and specifying the intended method of disposition thereof and whether such requested registration is to be an underwritten offering:

(i)    The Company will promptly give written notice of the Registration Request to all other holders of Registrable Securities, if any; and

(ii)    Subject to the limitations set forth in Section 2.1(e) below, the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Registration Request, the registration under the Securities Act of:

(A)    the Registrable Securities that the Company has been so requested to register by such holders, and

(B)    all other Registrable Securities that the Company has been requested to register by the holders thereof by written request given to the Company within five Business Days after the giving of such written notice by the Company specified in Section 2.1(a)(i) all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)    Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

(c)    Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Holders, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Request. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

(d)    Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1. Any Selling Expenses in connection with any registration requested under this Section 2.1 shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

(e)    Limitations on Requested Registrations. The Company’s obligation to take or continue any action to effect a requested registration under this Section 2.1 shall be subject to the following:

(i)    The Company shall not be required to effect (A) more than three Registration Requests (including the “shelf” registration pursuant to Section 2.1(e)(iii) hereof) through December 31, 2020 and (B) after January 1, 2022, more than one registration per calendar year requested pursuant to this Section 2.1; provided that during the twelve months following an initial public offering of the Company’s securities pursuant to the Securities Act, no more than one registration on Form S-1 under the Securities Act will be required; and provided further that a Registration Requests shall not be deemed to have been effected (A) unless a registration statement with respect thereto has been declared effective for a period of at least 90 days, (B) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Holders;

(ii)    The Company shall not be required to effect a registration pursuant to this Section 2.1 unless such registration has been requested by the holders of Registrable Securities which represent at least 5% of the Registrable Securities then outstanding;

(iii)    No later than 90 days after the first such date as the Company is eligible to register securities for a continuous and indefinite period of time on Form S-3 (or any successor form or method of registration that provides for the incorporation by reference of historical information regarding the Company’s business and financial affairs) pursuant to Rule 415 under the Securities Act or otherwise, the Company shall prepare and file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) with respect to the resale by the Owners of their Registrable Securities and providing for such plan of distribution as may be specified in the Registration Request; the Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all securities covered by the shelf registration statement in accordance with the intended methods of disposition by the sellers thereof; and the “shelf” registration pursuant to this Section 2.1(e)(iii) shall be considered a Registration Request under Section 2.1(e)(i) hereto; and

(iv)    The Company will not be required to effect a registration pursuant to this Section 2.1 during the ninety-day period after a registration statement shall have been filed and declared effective under the Securities Act with respect to the public offering of any class of the Company’s equity securities (which shall exclude a registration of securities with respect to an employee benefit, retirement or similar plan).

(f)    Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company; provided, however, that such underwriter or underwriters shall be reasonably acceptable to the Requisite Holders; provided, further, that Remora, Remora Operating, LLC, Remora Operating CA, LLC, and Remora Petroleum, LP and any Registrable Securities held by such entities shall be excluded from the calculation of Requisite Holders for purposes of this Section 2.1(f).

(g)    Priority in Requested Registrations. If a Registration Request involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Holders, the Company will include in such registration, the number of Registrable Securities which the Company is advised can be sold and requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such securities be included. In connection with any registration as to which the provisions of this Section 2.1(g) apply, no securities other than Registrable Securities shall be covered by such registration.

2.2.    Piggyback Registration.

(a)    If the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) a registration statement on Form S-4, then the Company shall give written notice of such proposed filing to all of the holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all of the holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested by the holders pursuant to this Section 2.2 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(b)    Priority in Piggyback Registrations. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will include in such registration, (i) first, the securities or other equity securities that the Company desires to sell, which can be sold without exceeding the maximum number advised by the underwriting in writing, (ii) second, to the extent that the maximum number advised by the managing underwriter in writing has not been reached under the foregoing clause (i), the number of Registrable Securities which the Company is advised can be sold without exceeding the maximum number advised by the managing underwriter in writing and requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the holders of Registrable Securities which have requested that such securities be included.

(c)    Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.2. Any Selling Expenses in connection with any Piggyback Registration shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

(d)    Selection of Underwriters. If a Piggyback involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company. All such holders proposing to distribute their Registrable Securities through a Piggyback Registration shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering by the Company.

(e)    Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Registration Request effected under Section 2.1 hereof.

2.3.    Registration Procedures.

(a)    If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act, the Company shall as expeditiously as possible:

(i)    prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company as set forth in Section 2.1(a)(ii)(B)) file with the Commission the requisite registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become effective; provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

(ii)    prepare and file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii)    prior to filing a registration statement or prospectus, or any amendment or supplement thereto (other than reports under the Exchange Act that are deemed to be amendments or supplements), furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such registration statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iv)    use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v)    use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)    in connection with an underwritten offering, shall use all commercially reasonable efforts to provide to each holder of Registrable Securities named as a selling securityholder in any registration statement a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the managing underwriter or managing underwriters in connection with the underwritten offering, not later than the Business Day prior to the effective date of such registration statement.

(vii)    notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and shall furnish to each such seller at least the Business Day prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

(ix)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x)    cause all Registrable Securities covered by such registration statement to be listed on any securities exchange on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed;

(xi)    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(xii)    on the date the Registrable Securities are delivered for sale pursuant to such registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the holders, the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating holders;

(xiii)    in the event of any underwritten offering, perform its obligations under an underwriting agreement in accordance with the terms and conditions thereof;

(xiv)    cooperate with the underwriters with respect to all roadshows and other marketing activities as may be reasonably requested by the underwriters; provided, that, management shall not be required to participate in presentations at any “roadshows” and before analysts and rating agencies, as the case may be, more than twice in a 365 day period; and

(xv)    enter into such customary agreements and take such other customary actions as the holder or holders of Registrable Securities that submitted the Registration Request shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(b)    Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(vii), such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(vii) as filed with the Commission or until it is advised in writing by the Company that the use of the applicable registration statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.3(b). If at any time the Commission requires any holder to be named as an “underwriter,” each holder agrees to be named as an underwriter in such registration statement.

2.4.    Notwithstanding any other provision of this Agreement, the Company shall not be required to file a registration statement (or any amendment thereto) or effect a requested underwritten offering (or, if the Company has filed a shelf registration statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such registration statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period exceed an aggregate of 120 days in any 12-month period.

2.5.    Underwritten Offerings.

(a)    Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1 above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8 below. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities and such holder’s intended method of distribution and any other representation required by law.

2.6.    Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

2.7.    Additional Rights of Owners. If any registration statement prepared under this Agreement refers to any Owner by name or otherwise as the holder of any securities of the Company, then such Owner shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Owner, to the effect that the holding by such Owner of such securities does not necessarily make such Owner a “controlling person” of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Owner of the investment quality of the Company’s debt or equity securities covered thereby and that such holding does not imply that such Owner will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Owner by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Owner.

2.8.    Indemnification.

(a)    Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing or electronically specifically stating that it is for use in the preparation thereof; and provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller. The Company shall indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the seller of the Registrable Securities.

(b)    Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Sections 2.1 or Section 2.2 above, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.8(a) above) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, or any underwriter in the case of an underwriter offering, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by a seller of Registrable Securities in writing or electronically specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to indemnify shall be several, not joint and several, among such holders of Registrable Securities. The maximum liability of each seller for any such indemnification shall not exceed the amount of proceeds received by such seller from the sale of his/its Registrable Securities. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c)    Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.8(a) or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.8(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    Other Indemnification. Indemnification similar to that specified in Sections 2.8(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

(e)    Indemnification Payments. The indemnification required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.9.    Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

3.    Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

“Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Class A Common Stock.

“Majority Holders” shall mean, at any time, the holder or holders of more than fifty percent (50%) of all Registrable Securities then outstanding.

“Person” (whether or not capitalized) shall mean a corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Registrable Securities” shall mean the Shares, as owned at any particular point in time by an Owner, including all equity securities issued upon exercise of options or warrants held by such Owner, and any securities issued or issuable with respect to any such equity securities by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public or are otherwise freely tradeable pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company (or have been issued in book entry free of a restrictive legend) and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding (whether as a result of repurchase, cancellation or otherwise).

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Sections 2.1 or Section 2.2 above, including, without limitation, all registration, filing and Financial Industry Regulatory Authority fees, all fees and expenses of complying with applicable laws (including securities or blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of one special counsel to the holders of Registrable Securities, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, the fees and expenses of any special experts, including independent petroleum engineers, retained by the Company in connection with such offering, the fees and expenses of any qualified independent underwriter or other independent appraiser participating in any offering pursuant to the Conduct Rules of the Financial Industry Regulatory Authority, all printing, mailing courier and overnight delivery charges (except to the extent borne by underwriters), all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any; provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Remora Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Remora Holdings, LLC, dated as of [●], 2018.

“Requisite Holders” shall mean, with respect to any registration of Registrable Securities pursuant to Section 2.1 above, any holder or holders of more than 50% of the Registrable Securities to be so registered, or, with respect to any offering of Registrable Securities, any holder or holders of more than 50% of the Registrable Securities participating in such offering.

“Securities Act” shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

“Selling Expenses” shall mean underwriting discounts and commissions and stock transfer taxes relating to securities registered by the Company.

“Shares” means the shares of Class A Common Stock that may be delivered in exchange for Units and other shares of Class A Common Stock otherwise held by the holders from time to time. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), regardless of whether such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Units” has the meaning given to such term in the Remora Holdings LLC Agreement.

4.    Standstill. At any time that the Company is engaged in an underwritten offering of its securities (on its own behalf, on behalf of selling holders or both), no holder participating in such underwritten offering will transfer any Registrable Securities on any securities exchange or in the over-the-counter or any other public trading market for whatever period of time the Company (upon the recommendation of its underwriters) requests by written notice to the holder; provided, however, that (excluding the Company’s initial public offering) such request shall not be for a period extending longer than 90 days after the later of (x) the effective date of the registration statement relating to such underwritten offering, and (y) the date of the underwriting agreement relating to such underwritten offering, and this Section 4 shall not limit any holder’s right to include Registrable Securities in any such underwritten offering pursuant to any demand that any holder may have pursuant to this Agreement.

5.    Reporting Obligations; Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. After any sale of Registrable Securities pursuant to this Section 5, the Company will, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

6.    Additional Parties; Joinder. Subject to the prior written consent of each Owner, the Company may make any Person who acquires Class A Common Stock or rights to acquire Class A Common Stock from the Company after the date hereof (including without limitation any Person who acquires Units) a party to this Agreement (each such Person, an “Additional Investor”) and to succeed to all of the rights and obligations of a holder under this Agreement by obtaining an executed joinder to this Agreement from such Additional Investor in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Additional Investor, the Class A Common Stock of the Corporation acquired by such Additional Investor or issuable upon redemption or exchange of Units acquired by such Additional Investor (the “Acquired Common”) shall be Registrable Securities to the extent provided herein, such Additional Investor shall be a holder under this Agreement with respect to the Acquired Common, and the Company shall add such Additional Investor’s name and address to the schedule of Owners and circulate such information to the parties to this Agreement.

7.    Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Majority Holders; provided, however, that any such amendment or consent that would have a material adverse effect on a particular Owner but would not have a similar material adverse effect on all Owners generally or would otherwise remove an Owner as a party to this Agreement shall require the consent of such Owner. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7, regardless of whether such Registrable Securities shall have been marked to indicate such consent.

8.    Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

9.    Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) expedited overnight delivery service with proof of delivery, or (d) via facsimile or email with confirmation of delivery, addressed to the respective addressee(s). All notices hereunder to the Company shall be mailed to it at the address of its principal place of business and all notices to the Owners shall be mailed to them at their last known addresses as shown on the books and records of the Company. Any Owner may change its address by giving notice in writing to the other Owners of its new address.

10.    Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and regardless of whether any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

11.    Termination. Unless terminated earlier by the holders of all Registrable Securities and except for Section 2.8, this Agreement shall terminate as to any Owner when the Registrable Securities held by such Owner are no longer subject to any restrictions on trading under the provisions of Rule 144 under the Securities Act, including any volume or manner of sale restrictions.

12.    Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof. References herein to Sections are references to Sections of this Agreement, except as otherwise indicated.

13.    Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

14.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO RULES OR PRINCIPLES OF CONFLICTS OF LAW REQUIRING THE APPLICATION OF THE LAW OF ANOTHER STATE.

15.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

* * * *

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

REMORA ROYALTIES, INC.

By:
Name:
Title:

REMORA HOLDINGS, LLC

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

OWNERS:

[ ]

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [●], 2018 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Remora Royalties, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the              day of                         , 20        .

Signature of Stockholder

Print Name of Stockholder
Its:

Address:

Agreed and Accepted as of

                    , 20

Remora Royalties, Inc.

By:

Name:
Its: